Filed Pursuant to Rule 424(b)(5)
Registration No. 333-252723

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 3, 2021

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 4, 2021)

$

$               % Senior Notes due 2031
$               % Senior Notes due 2121

We are offering $                   million aggregate principal amount of our             % senior notes due 2031 (the “2031 Notes”) and $                   million aggregate principal amount of our             % senior notes due 2121 (the “2121 Notes” and, together with the 2031 Notes, the “Notes”). The 2031 Notes will bear interest at a rate of             % per year. We will pay interest semi-annually in arrears on the 2031 Notes on                           and                           of each year, beginning on                               , 2021. The 2031 Notes will mature on                               , 2031. The 2121 Notes will bear interest at a rate of             % per year. We will pay interest semi-annually in arrears on the 2121 Notes on                           and                           of each year, beginning on                               , 2021. The 2121 Notes will mature on                               , 2121. We may redeem the Notes of any series prior to maturity in whole at any time or in part from time to time, at our option, as described in this prospectus supplement.

The Notes will be unsecured obligations and rank equally with our other unsecured senior indebtedness. The Notes of each series will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

As described under “Use of Proceeds,” we intend to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to finance or refinance, in whole or in part, new or existing Eligible Projects (as defined herein).

Investing in the Notes involves risks that are described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and similar sections in our filings with the Securities and Exchange Commission that are incorporated or deemed incorporated by reference herein.

	Per 2031 Note		Total	Per 2121 Note		Total
Price to Public (1)		%	$		%	$
Underwriting Discount		%	$		%	$
Proceeds to us (before expenses) (1)		%	$		%	$

(1)	Plus accrued interest, if any, from May , 2021.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes will be ready for delivery in book-entry form through the facilities of The Depository Trust Company and its participants, including Euroclear Bank, SA/NV, and Clearstream Banking, S.A., on or about May       , 2021.

Joint Book-Running Managers

BofA Securities	Morgan Stanley	Wells Fargo Securities

The date of this prospectus supplement is May       , 2021.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THE PROSPECTUS SUPPLEMENT

You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document in which that information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains the terms of this offering of Notes. This prospectus supplement may add, update or change other information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the captions “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, except as otherwise indicated or the context otherwise requires, “Norfolk Southern,” “we,” “our,” “us” or the “Company” refer to Norfolk Southern Corporation and its consolidated subsidiaries. References herein to a fiscal year shall mean the fiscal year ended December 31.

Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation or the UK Prospectus Regulation (both as defined below). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) or in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in the Prospectus Regulation (in relation to the EEA) and the UK Prospectus Regulation (in relation to the United Kingdom) (“Qualified Investors”). Accordingly, any person making or intending to make any offer in that any Member State or the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to Qualified Investors. Neither Norfolk Southern Corporation nor the underwriters have authorized, nor do they authorize, the making of any offer of the Notes other than to Qualified Investors. The expression “Prospectus Regulation” means Regulation (EU) 2017/1129 and the expression UK Prospectus Regulation means Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”).

Prohibition of sales to EEA retail investors—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors—The Notes are not intended to be offered, sold or otherwise made available to, and should not be offered, sold or otherwise made available to, any retail investor

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in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or (iii) not a qualified investor as defined in the UK Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as it forms part of domestic law of the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the Notes offered hereby are only available to, and any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement or the accompanying prospectus or any of their contents.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows certain issuers, including the Company, to “incorporate by reference” information into a prospectus supplement such as this one, which means that we can disclose important information about us by referring you to those documents and that such incorporated documents are considered part of this prospectus supplement. Any statement contained in this prospectus supplement or a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. We incorporate by reference into this prospectus supplement the documents set forth below that have been previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Norfolk Southern Corporation and its finances.

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 4, 2021 (the “Fiscal 2020 Form 10-K”);
•	Our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on March 31, 2021;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on April 28, 2021 (the “Q1 2021 Quarterly Report”); and
•	Our Current Report on Form 8-K, as filed with the SEC on January 8, 2021.

We also incorporate by reference any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); provided, however, that we are not incorporating any information we furnish rather than file with the SEC.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, prospectuses and other information with the SEC. Our SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available to the public on our website at http://www.nscorp.com. The information on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations

Norfolk Southern Corporation

1200 Peachtree Street, NE

Atlanta, Georgia 30309

(470) 867-4807

FORWARD-LOOKING STATEMENTS

This prospectus supplement, including the information incorporated by reference herein, contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. The goals and projects discussed under “Use of Proceeds” and elsewhere in this prospectus supplement are aspirational, and as such, no guarantees or promises are made that these goals and projects will be met or successfully executed. Forward-looking statements relate to future events or our future performance, including but not limited to statements regarding future financial performance and anticipated results, benefits, goals, commitments and targets related to our sustainability initiatives. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or our achievements or those of our industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel” or other comparable terminology. Forward-looking statements reflect our good-faith evaluation of information available at the time the forward-looking statements were made. However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which we have little or no control, including: transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; capacity constraints that could negatively impact our service and operating efficiency; positive train control implementation; general economic conditions including, but not limited to, fluctuation and competition within the industries of our customers; competition and consolidation within the transportation industry; the operations of carriers with which we interchange; disruptions to our technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; commercial, operating, environmental, and climate change legislative and regulatory developments; results of litigation; natural events such as severe weather, hurricanes, and floods; unpredictable demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; volatility in energy prices; changes in securities and capital markets; and the risks and uncertainties related to the COVID-19 pandemic. We have based these forward-looking statements on our current expectations, assumptions, estimates, beliefs, and projections. While we believe these expectations, assumptions, estimates, beliefs, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These and other important factors, including those discussed under Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Part II, Item 1A, “Risk Factors,” in the Q1 2021 Quarterly Report, and Part I, Item 1A, “Risk Factors,” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Fiscal 2020 Form 10-K, may cause actual results, performance, or achievements, including the goals, commitments and targets described herein, to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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SUMMARY

This summary highlights the information contained elsewhere, or incorporated by reference, in this prospectus supplement. Because this is only a summary, it does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein. You should read the following summary together with the more detailed information and consolidated financial statements and the notes to those statements included elsewhere in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein.

The Company

Norfolk Southern Corporation is one of the nation’s premier transportation companies. Our Norfolk Southern Railway Company subsidiary operates approximately 19,300 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. We are a major transporter of industrial products, including agriculture, forest and consumer products, chemicals, and metals and construction materials. In addition, we operate the most extensive intermodal network in the East and are a principal carrier of coal, automobiles, and automotive parts. The common stock of Norfolk Southern is listed on the New York Stock Exchange under the symbol “NSC.”

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600. Our website is located at http://www.nscorp.com. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement.

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The Offering

The following is a brief summary of some of the terms of this offering. For a more complete description of the terms of the Notes, see “Description of the Notes” herein.

Issuer	Norfolk Southern Corporation.
Notes Offered	$ million aggregate principal amount of % senior notes due 2031. $ million aggregate principal amount of % senior notes due 2121.
Maturity Date	The 2031 Notes will mature on , 2031. The 2121 Notes will mature on , 2121.
Interest

We will pay interest on the 2031 Notes at the rate of             % per year. Interest on the 2031 Notes will accrue from May             , 2021 and be paid in cash semi-annually in arrears on                        and                        of each year, beginning on                        , 2021.

We will pay interest on the 2121 Notes at the rate of             % per year. Interest on the 2121 Notes will accrue from May             , 2021 and be paid in cash semi-annually in arrears on                        and                        of each year, beginning on                        , 2021.

Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Ranking	The Notes will be our direct, unsecured unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to existing and future indebtedness and other liabilities of our subsidiaries, to the interest of existing and future holders of preferred stock of our subsidiaries and to any of our existing and future secured indebtedness.
Optional Redemption	We may redeem the Notes in whole at any time or in part from time to time, at our option, at the applicable redemption price set forth in this prospectus supplement. See “Description of the Notes—Optional Redemption.”
Change of Control Repurchase Event	Upon the occurrence of a Change of Control Repurchase Event (as defined herein) in respect of a series of Notes, each holder of Notes of such series may require us to repurchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued interest to, but not including, the repurchase date. See “Description of the Notes—Change of Control Repurchase Event.”

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Certain Covenants

Each Indenture governing the Notes contains covenants that, among other things, will limit our ability to:

•     create liens on the stock or debt of NSR;

•     incur Funded Debt (as defined under “Description of Debt Securities” in the accompanying prospectus); and

•     consolidate with or merge into, or sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of our assets to, another person.

Use of Proceeds

The net proceeds from the sale of the 2031 Notes after deducting the underwriting discount and our estimated expenses will be approximately $                         million. We intend to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to finance or refinance, in whole or in part, new or existing Eligible Projects (as defined herein).

Neither the notes nor the indenture requires the use of proceeds as described above and any failure to comply with the foregoing or its obligations under its Green Financing Framework will not constitute a breach of or default under the notes or the indenture.

The net proceeds from the sale of the 2121 Notes after deducting the underwriting discount and our estimated expenses will be approximately $                         million. We intend to use the net proceeds from the sale of the 2121 Notes for general corporate purposes. See “Use of Proceeds.”

Governing Law	State of New York.
Risk Factors	See the risk factors described herein under the heading “Risk Factors,” in the Q1 2021 Quarterly Report, in the Fiscal 2020 Form 10-K and in our other filings with the SEC during this fiscal year, which are incorporated by reference in this prospectus supplement. Before deciding to invest in the Notes, you should carefully consider those risks.
Trustee	U.S. Bank National Association.

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RISK FACTORS

Before making any investment decision, including whether to participate in this offer, you should carefully consider the risk factors below as well as the risk factors discussed in Part II, Item 1A, “Risk Factors,” as well as Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Q1 2021 Quarterly Report, and Part I, Item 1A, “Risk Factors,” as well as Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Fiscal 2020 Form 10-K, which are both incorporated by reference in this prospectus supplement. See “Incorporation of Certain Documents by Reference.” Based on the information currently known to us, we believe that the foregoing and the following information identifies all known material risk factors relating to the Notes and affecting this offer. However, the risks and uncertainties are not limited to those set forth in the risk factors referred to above and described below. Additional risks and uncertainties not presently known to us or that we currently believe to be less significant than these risk factors may also adversely affect our business. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. References in this section to “Norfolk Southern,” “we,” “our,” “us” or the “Company” refer to Norfolk Southern Corporation only unless the context otherwise requires.

Risks Relating to the Notes

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event in respect of a series of Notes, each holder of Notes of such series will have the right to require us to repurchase all or any part of such holder’s Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that we would have sufficient financial resources available to satisfy our obligations to repurchase the Notes. Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the Notes, and our ability to repurchase the Notes may also be limited by law. Our failure to repurchase the Notes as required under the indenture governing the Notes would result in a default under such indenture, which could have material adverse consequences to us and the holders of the Notes. See “Description of the Notes—Change of Control Repurchase Event.”

The Change of Control Repurchase Event provision applicable to the Notes provides only limited protection.

The definition of the term “Change of Control Repurchase Event” in the indenture governing the Notes is limited and does not cover a variety of transactions (such as acquisitions by us and recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the Notes. A Change of Control under the indenture governing the Notes may only occur if there is a change in the controlling interest in our business. For a Change of Control Repurchase Event to occur, there must be not only a Change of Control as defined in that indenture, but also a ratings downgrade to below investment grade resulting therefrom. If we were to enter into a significant corporate transaction that negatively affects the value of the Notes, but would not result in a Change of Control Repurchase Event, you would not have any rights to require us to repurchase the Notes prior to their maturity and may be required to hold the Notes despite the occurrence of such a transaction, which could materially and adversely affect your investment. See “Description of the Notes—Change of Control Repurchase Event.”

We conduct our operations through our subsidiaries, and claims of holders of the Notes will be structurally subordinated to those of creditors and any preferred equity holders of our subsidiaries.

We are a holding company, and we conduct substantially all of our operations through our subsidiaries. We perform management, legal, financial, tax, consulting, administrative and other services for our subsidiaries. Our principal sources of cash are from external financings, dividends and advances from our subsidiaries, investments, payments by our subsidiaries for services rendered, and interest payments from our subsidiaries

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on cash advances. The amount of dividends available to us from our subsidiaries largely depends upon each subsidiary’s earnings and operating capital requirements. The ability of our subsidiaries to make any payments to us will depend upon the terms of any credit facilities or other debt instruments of the subsidiaries, upon the subsidiaries’ earnings, business and tax considerations and legal restrictions.

As a result of our holding company structure, the Notes effectively rank junior to all existing and future debt, trade payables and other liabilities, and preferred equity of our subsidiaries. Our right and the right of our creditors to participate in the assets of any of our subsidiaries upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary’s creditors, including trade creditors and preferred equity holders, except to the extent that we may ourselves be a creditor of such a subsidiary. As of March 31, 2021, total liabilities (other than intercompany liabilities) of our railroad subsidiaries were approximately $11.7 billion and total debt of our railroad subsidiaries was approximately $192 million.

We cannot assure you that active trading markets will develop or be maintained for the Notes.

Each series of Notes is a new issue of securities for which there is currently no trading market. We cannot guarantee:

•	the liquidity or sustainability of any market that may develop for Notes of any series;
•	your ability to sell your Notes; or
•	the price at which you might be able to sell your Notes.

Liquidity of any market for a series of the Notes, and future trading prices of such Notes, will depend on many factors, including:

•	prevailing interest rates;
•	any redemption by us of such Notes;
•	our operating results; and
•	the market for similar securities.

The underwriters have advised us that they currently intend to make a market in the Notes, but they are not obligated to do so and may cease any market-making at any time without notice. In addition, the underwriters’ market-making activities will be subject to limits imposed by the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act. It may be difficult for you to find a buyer for the Notes at the time you want to sell them and, even if you find a buyer, you might not receive the price you want.

We are not contractually committed to allocate the net proceeds from the sale of the 2031 Notes to Eligible Projects, and our failure to do so could adversely impact the value of the 2031 Notes.

The market price of the 2031 Notes may also be impacted by any failure by us to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to Eligible Projects or to meet or continue to meet the investment requirements of certain environmentally focused investors with respect to the 2031 Notes. Although we intend to allocate all of the net proceeds from the sale of the 2031 Notes to Eligible Projects as described under “Use of Proceeds,” it will not be an event of default under the indenture governing the 2031 Notes if we fail to do so.

There can be no assurance that the use of proceeds of the 2031 Notes to finance Eligible Projects will be suitable for the investment criteria of an investor.

We intend to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to finance or refinance, in whole or in part, new or existing Eligible Projects in the manner described under “Use of Proceeds.” We will retain broad discretion over the use or allocation of the net proceeds from this offering and you may

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not agree with the ultimate use or allocation of these net proceeds Prospective investors should consider the information set out in this prospectus supplement regarding such use of proceeds and must determine for themselves the relevance of such information for the purpose of any investment in the 2031 Notes together with any other investigation such investor deems necessary. The examples of projects in “Use of Proceeds” are for illustrative purposes only and no assurance can be provided that disbursements for projects with these specific characteristics will be made by us with the proceeds of the 2031 Notes. There can be no assurance that the use of such proceeds for any Eligible Projects will satisfy, whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable law or regulations or by its own bylaws or other governing rules or investment portfolio mandates, ratings criteria, taxonomies or standards or other independent expectations, in particular with regard to any direct or indirect environmental, sustainability or social impact of any Eligible Projects.

Although it is our intention to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to Eligible Projects in the manner described under “Use of Proceeds,” there can be no assurance that such use of proceeds will be capable of being implemented in such manner or in accordance with any timing schedule, and accordingly there can be no assurance that such amounts will be totally or partially disbursed for such Eligible Projects. There also cannot be any assurance that such Eligible Projects will be completed within any specified time period or at all, or that such Eligible Projects will achieve the results or outcome (whether or not related to the environment) originally expected or anticipated by us.

There is no legal, regulatory or market definition of or standardized criteria for what constitutes a “green,” “social,” “sustainable” or other equivalently labeled project, and any such designations made by third parties with respect to the 2031 Notes may not be suitable for the investment criteria of an investor

There is currently no clearly defined definition (legal, regulatory or otherwise) of, nor market consensus as to what constitutes, a “green,” “social,” “sustainable” or an equivalently labeled project, or as to what precise attributes are required for a particular project to be defined as “green,” “social,” “sustainable” or such other equivalent label, and nor can any assurance be given that such a clear definition or consensus will develop over time. Accordingly, no assurance is or can be given to investors that any Eligible Projects selected to receive an allocation of funds from the net proceeds of the 2031 Notes will meet any or all investor expectations regarding such “green,” “social,” “sustainable” or other equivalently-labeled performance objectives, or that any adverse environmental, social and/or other impacts will not occur during the implementation of any Eligible Projects funded in whole or in part by the net proceeds from the sale of the 2031 Notes.

No assurance or representation is given as to the suitability or reliability for any purpose whatsoever of any opinion or certification of any third party (whether or not solicited by us) that may be made available in connection with the issuance of the 2031 Notes and, in particular, with respect to whether any Eligible Projects fulfill any environmental, social, sustainability and/or other criteria. For the avoidance of doubt, any such opinion or certification is not and shall not be deemed to be incorporated into and/or form part of this prospectus supplement and the accompanying prospectus. Any such opinion or certification is not, nor should be deemed to be, a recommendation by us or any underwriter, or any other person to buy, sell or hold the 2031 Notes. Any such opinion or certification is only current as of the date that opinion or certification was initially issued. Prospective investors must determine for themselves the relevance of any such opinion or certification and/or the information contained therein and/or the provider of such opinion or certification for the purpose of any investment in the 2031 Notes. As of the date of this prospectus supplement, the providers of such opinions and certifications are not subject to any specific regulatory or other regime or oversight. Any withdrawal of any such opinion or certification or any additional opinion or certification attesting that we are not complying in whole or in part with any matters for which such opinion or certification is opining or certifying may have a material adverse effect on the value of the 2031 Notes and/or result in adverse consequences for certain investors with mandates to invest in securities to be used for a particular purpose.

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The 2031 Notes may not be listed or admitted to any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market, and any such potential listing or admission may not be indicative that the 2031 Notes will be suitable for the investment criteria of an investor.

We do not intend to apply for listing of the Notes of either series on any securities exchange. However, in the event that the 2031 Notes are listed or admitted to trading on any dedicated “green,” “environmental,” “social,” “sustainable” or other equivalently labeled segment of any stock exchange or securities market (whether or not regulated), no representation or assurance can be given by us, any underwriter or any other person that such listing or admission would satisfy (or would continue to satisfy), whether in whole or in part, any present or future investor expectations or requirements, taxonomies or standards or other investment criteria or guidelines with which such investor or its investments are required to comply, whether by any present or future applicable laws or regulations or by such investor’s own by-laws or other governing rules or investment portfolio mandates, ratings mandates or other expectations, in particular with regard to any direct or indirect environmental, social or sustainability impact of any projects or uses, the subject of or related to, any Eligible Projects. Furthermore, it should be noted that the criteria for any such listings or admission to trading may vary from one stock exchange or securities market to another. In addition, there is no representation or assurance given or made by us or any underwriter or any other person that any such listing or admission to trading will be obtained in respect of the 2031 Notes or, if obtained, that any such listing or admission to trading will be maintained during the life of the 2031 Notes.

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USE OF PROCEEDS

Use of proceeds for the 2031 Notes

Our net proceeds from the sale of the 2031 Notes offered hereby will be approximately $                        million, after deducting the underwriting discount and our estimated offering expenses. We intend to allocate an amount equal to the net proceeds from the sale of the 2031 Notes to finance or refinance, in whole or in part, new or existing projects meeting the below eligibility criteria (“Eligible Projects”):

Efficiency and the Environment

•	Clean Transportation: Expenditures related to:
o	Purchase of new locomotives (Modern Tier 4 compliant high horsepower or equivalent), new rolling stock, and conversions of existing locomotives to newer models, that will provide higher fuel efficiency and produce fewer GHG emissions.
o	Acquisition and installation of technology and/or devices that will improve efficiency of locomotives and as a result contribute to reduce fuel consumption.
o	Railway modernization, infrastructure to double lines, new yards and yards’ extension, such as (i) new sidings and double line some stretches to improve traffic conditions to reduce time spent in crossovers and save fuel and (ii) the extension of current length of sidings, allowing an increase in train length.
o	Investments and expenditures to equip road fleet with energy management technology (e.g. LEADER and Trip Optimizer).
o	Replacement of rails, ties, and ballast, which can improve the operating efficiency of freight rail operations including metrics such as dwell and capacity.
o	Replacement and expansion of intermodal facilities, which can promote the flow and modal shift of freight to lower-carbon alternatives such as rail.
o	Investment and expansion of Thoroughbred Bulk Terminal facilities to promote modal shift of freight to low-carbon rail solutions.
•	Renewable Energy:
o	Purchases of renewable energy from wind and solar sources, which can be pursuant to long-term power purchase agreements or virtual power purchase agreements.
o	Construction or operation of facilities, equipment or systems that generate, store, or transmit renewable energy, such as solar panels and photovoltaic cells.
•	Energy Efficiency: Investments in facilities and operations to improve efficiency of energy usage, reduce energy consumption, or reduce greenhouse gas emissions, such as LED lighting and HVAC equipment upgrades.
•	Green Buildings: New or existing investments and expenditures related to the design, construction, maintenance or refurbishment of buildings that have or are expected to achieve a Leadership in Energy and Environmental Design (“LEED”) Gold or Platinum certification, or other equivalent global certifications.
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Environmental Stewardship

•	Pollution Prevention and Control:
o	Investments and expenditures related to minimizing or eliminating the amount of waste sent to landfill by our operations.
o	Investments and expenditures in recycling and recovery programs (e.g. battery and fluorescents recycling).
•	Environmentally Sustainable Management of Natural Resources and Land Use: Investments in the preservation or restoration of natural landscapes, such as reforestation projects.

Process for Project Evaluation and Selection

The Company’s Treasury Department will work with the Chief Sustainability Officer to assess initial project eligibility. We have established a Green Finance Working Group comprising members from the Company’s Finance Division (including Treasury, Accounting, Financial Planning & Analysis and Investor Relations teams), and members of other departments including Law, Sustainability and Internal Audit. The Green Finance Working Group will:

•	periodically review and approve the Treasury Department’s recommendations regarding project eligibility and alignment with the criteria described above;
•	determine allocations of net proceeds among Eligible Projects;
•	produce, review and approve the annual report for investors prior to its publication; and
•	review the assurance report produced by external auditors and address any issues raised therein.

Management of Proceeds

An amount equal to the net proceeds from the sale of the 2031 Notes will be allocated and managed by the Company’s Finance Division.

So long as 2031 Notes remain outstanding, the Company’s internal records will show the amount of the net proceeds allocated to Eligible Projects, as well as the amount of the net proceeds pending allocation. Actual spend on Eligible Projects will also be internally tracked. Pending allocation, proceeds will be managed in accordance with the Company’s normal liquidity practices.

We will use reasonable efforts to substitute any material Eligible Projects that are no longer eligible as soon as practicable upon identifying an appropriate substitute Eligible Project.

Net proceeds can be allocated to expenditures relating to Eligible Projects incurred during the 24 month period prior to the issuance of the 2031 Notes. We expect to allocate the majority of the net proceeds from the sale of the 2031 Notes to Eligible Projects within three years after the date of issuance of the 2031 Notes.

Neither the notes nor the indenture requires the use of proceeds as described above and any failure to comply with the foregoing or its obligations under its Green Financing Framework will not constitute a breach of or default under the notes or the indenture.

Reporting

Following the one-year anniversary of the issuance of the 2031 Notes, we plan to publish an annual update (“Allocation Report”) of our disbursements towards Eligible Projects. These reports are expected to include: (i) amounts allocated to Eligible Projects, by category, (ii) the amount pending allocation, (iii) descriptions of selected projects funded with the net proceeds from the sale of the 2031 Notes and (iv) management’s assertions as to (i) and (ii). Where feasible, the reporting will also include metrics regarding the Eligible Projects’

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environmental impacts. Allocation Reports will be made available publicly on our website and will be published at least annually until full allocation and as necessary thereafter in the event of material developments. The information on our website is not incorporated by reference in this prospectus supplement and you should not consider it a part of this prospectus supplement.

Allocation Reports will be accompanied by an assurance report from a nationally recognized firm registered with the Public Company Accounting Oversight Board in respect of its examination of our management’s assertion conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants.

Use of proceeds for the 2121 Notes

Our net proceeds from the sale of the 2121 Notes offered hereby will be approximately $             million, after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of the sale of the 2121 Notes for general corporate purposes.

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DESCRIPTION OF THE NOTES

The following description of the Notes we are offering supplements and, to the extent applicable, supersedes the description of the general terms and provisions of our debt securities set forth in the accompanying prospectus under “Description of Debt Securities.” References in this section to “Norfolk Southern,” “we,” “our,” “us” or the “Company” refer to Norfolk Southern Corporation only unless the context otherwise requires.

The Notes will be senior debt issued under an indenture, dated as of February 28, 2018, as supplemented by a supplemental indenture thereto to be entered into on the settlement date of this offering (together, the “Indenture”), between Norfolk Southern and U.S. Bank National Association, as trustee (the “Trustee”).

General

The 2031 Notes will bear interest at a rate of             % per year and the 2121 Notes will bear interest at a rate of             % per year. Interest on the 2031 Notes will be payable semi-annually in arrears on                        and                        of each year, beginning on                        , 2021 and interest on the 2121 Notes will be payable semi-annually in arrears on                        and                        of each year, beginning on                        , 2021 (in each case, the “interest payment dates”). Interest on the 2031 Notes will be paid to holders of record on the                        or                        , as the case may be, immediately before the applicable interest payment date, and interest on the 2121 Notes will be paid to holders of record on the                        or                        , as the case may be, immediately before the applicable interest payment date.

If any interest payment date, redemption date or the maturity date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amount so payable for the period from and after such interest payment date, redemption date or the maturity date, as the case may be. “Business Day” means any day, other than a Saturday, a Sunday or a day on which banking institutions in The City of New York, New York are authorized or obligated by law, regulation, executive order or governmental decree to close. Interest, principal and any premium will be payable in U.S. dollars at the Trustee’s New York corporate trust office, which is located at 100 Wall Street, Suite 1600, New York, New York 10005. The 2031 Notes will mature on                         , 2031 and the 2121 Notes will mature on                         , 2121. The Notes of each series will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. There will be no sinking fund payments for the Notes.

Ranking

The Notes will be our direct, unsecured unsubordinated obligations and will rank equally in right of payment with all of our other existing and future unsecured and unsubordinated indebtedness. As of March 31, 2021, prior to giving effect to the offering of the Notes, we had $12.8 billion of outstanding senior indebtedness (none of which is secured indebtedness) not including the debt of our subsidiaries. Because we are a holding company, the Notes effectively will rank junior to all liabilities and preferred equity of our subsidiaries. See “Risk Factors—Risks Relating to the Notes—We conduct our operations through our subsidiaries, and claims of holders of the Notes will be structurally subordinated to those of creditors and any preferred equity holders of our subsidiaries.” As of March 31, 2021, total liabilities (other than intercompany liabilities) of our railroad subsidiaries were approximately $11.7 billion and debt of our railroad subsidiaries was approximately $192 million.

Optional Redemption

The Notes may be redeemed in whole at any time or in part from time to time, at our option, as described below.

If the 2031 Notes or the 2121 Notes are redeemed prior to the date that is three months prior to the maturity date for the 2031 Notes or six months prior to the maturity date for the 2121 Notes, the redemption price for such Notes to be redeemed will be equal to the greater of (1) 100% of their principal amount or (2) the sum of the present value of the remaining scheduled payments of principal and interest on the Notes to be redeemed, to and including the date that is three months prior to the maturity date for the 2031 Notes or six months prior to the maturity date for the 2121 Notes (exclusive of interest accrued to, but not including, the date of redemption), discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve

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30-day months) at the applicable Treasury Yield plus                        basis points for the 2031 Notes and                     basis points for the 2121 Notes, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the redemption date.

If the 2031 Notes or the 2121 Notes are redeemed on or after the date that is three months prior to the maturity date for the 2031 Notes or six months prior to the maturity date for the 2121 Notes, the redemption price for such Notes to be redeemed will equal 100% of the principal amount of such Notes, plus accrued and unpaid interest to, but not including, the redemption date.

“Treasury Yield” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the date that is three months prior to the maturity date for the 2031 Notes or that is six months prior to the maturity date for the 2121 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Yield will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month), or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price of such redemption date. The Treasury Yield will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity most comparable to the date that is three months prior to the maturity date for the 2031 Notes or that is six months prior to the maturity date for the 2121 Notes, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of the applicable Notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Comparable Treasury Price” means, (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of (i) BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC; and (ii) two other primary U.S. Government securities dealers in New York, New York (“Primary Treasury Dealers”) appointed by the Company and their respective successors; provided, however, that if any of the foregoing ceases to be a Primary Treasury Dealer or otherwise fails to provide a Reference Treasury Dealer Quotation, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means a quotation for a Comparable Treasury Issue provided by a Reference Treasury Dealer.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs with respect to a series of Notes, unless the Company has exercised its right to redeem the applicable series of Notes as described above, the Company will make an offer to each holder of the applicable series of Notes to repurchase all or any part (in integral multiples of $1,000) of that holder’s Notes at a repurchase price (the “repurchase price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes of such series repurchased to, but not including, the repurchase date. Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement

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of such Change of Control, the Company will mail, or cause to be mailed, a notice to each holder of the applicable series of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the applicable series of Notes on the payment date specified in the notice (such offer the “repurchase offer” and such date the “repurchase date”), which repurchase date will be a Business Day that is no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the repurchase offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the repurchase date.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event with respect to a series of Notes, the Company will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the repurchase offer;
(2)	deposit with the Trustee, or with such paying agent as the Trustee may designate, an amount equal to the aggregate repurchase price for all Notes or portions of Notes properly tendered; and
(3)	deliver, or cause to be delivered, to the Trustee the Notes properly accepted, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company pursuant to the repurchase offer and that all conditions precedent to the repurchase by the Company of Notes pursuant to the repurchase offer have been complied with.

The Trustee will promptly mail, or cause the paying agent to promptly mail, to each holder of Notes, or portions of Notes, properly tendered the repurchase price for such Notes, or portions of such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered, as applicable; provided that each new note will be in a principal amount equal to $2,000 and integral multiples of $1,000 in excess thereof.

The Company will not be required to make a repurchase offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes or portions of Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Below Investment Grade Ratings Event” means, with respect to a series of Notes, on any day within the 60-day period (which period shall be extended so long as the rating of such Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, such Notes are rated below investment grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the rating agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised

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of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s voting stock or other voting stock into which the Company’s voting stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to a series of Notes.

“Investment grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the applicable Notes or fails to make a rating of the applicable Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“voting stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event provisions of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes.

If we experience a Change of Control Repurchase Event with respect to a series of Notes, we may not have sufficient financial resources available to satisfy our obligations to repurchase all Notes of such series or portions of such series of Notes properly tendered. Furthermore, debt agreements to which we are a party at such time may contain restrictions and provisions limiting our ability to repurchase the Notes. Our failure to repurchase the Notes of a series as required under the Indenture would result in a default under such Indenture, which could have material adverse consequences for us and the holders of such Notes.

The definition of the term “Change of Control Repurchase Event” is limited and does not cover a variety of transactions (such as acquisitions by us and recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of the Notes. A Change of Control may only occur if there is a change in the controlling interest in our business. For a Change of Control Repurchase Event to occur, there must be not only a Change of Control, but also a ratings downgrade to below investment grade resulting therefrom. If we were to enter into a significant corporate transaction that negatively affects the value of the applicable Notes, but would not result in a Change of Control Repurchase Event, you would not have any rights to require us to repurchase such Notes prior to their maturity and may be required to hold such Notes despite the event, which could materially and adversely affect your investment.

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Concerning the Trustee

The holders of a majority, in aggregate principal amount, of a series of Notes will have the right to direct the time, method and place to conduct any proceeding to exercise any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to that series of Notes, subject to certain exceptions. The Indenture provides that if an Event of Default (as defined in the Indenture) occurs (and is not cured) with respect to a series of Notes governed by the Indenture, the Trustee will be required, in the exercise of its power, to use the same degree of care and skill a prudent person would use in the conduct of that person’s own affairs. Subject to this standard, the Trustee is not obligated to exercise any of its powers under the Indenture at the request of a holder of a series of Notes governed by the Indenture, unless the holder offers to indemnify the Trustee against any loss, liability or expense, and then only to the extent required by the terms of the Indenture.

Further Issues

We may from time to time, without notice to or the consent of the registered holders of any series of Notes, create and issue further notes ranking pari passu with such Notes in all respects (or in all respects except for the issue date, price to public, payment of interest accruing prior to the issue date of such further notes or the first payment of interest following the issue date of such further notes) so that such further notes may be consolidated and form a single series with such Notes and have the same terms as to status, redemption or otherwise as such Notes; provided, however, if such further notes are not fungible with the original Notes for U.S. federal income tax purposes, such further notes will have a different CUSIP number than the original Notes and will trade separately from the original Notes.

Governing Law

The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, and the regulations promulgated thereunder, shall be applicable.

Book-Entry System

The following are summaries of certain rules and operating procedures of DTC that affect the payment of principal and interest and the transfers of interests in the global notes (the “Global Notes”). Upon issuance, each series of Notes will be issued only in the form of one or more definitive global securities which will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for Notes in definitive form under the limited circumstances described below, a Global Note may not be transferred except as a whole (1) by DTC to a nominee, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC for such Global Note (“participants”) or persons that may hold interests through participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the Notes represented by such Global Note beneficially owned by such participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may limit or impair the ability to own, transfer or pledge beneficial interests in the Global Notes.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by such Global Note for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Global

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Note must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a Global Note desires to give or take any action that a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or to take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal and interest payments on interests represented by a Global Note will be made to DTC or its nominee, as the case may be, as the registered owner of such Global Note. None of Norfolk Southern, the Trustee or any other agent of Norfolk Southern or agent of the Trustee will have any responsibility or liability for any facet of the records relating to or payments made on account of beneficial ownership of interests. We expect that DTC, upon receipt of any payment of principal or interest in respect of a Global Note, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

A Global Note will be exchangeable for Notes of the applicable series in definitive form only if (i) we deliver to the Trustee a notice from DTC that (A) DTC is no longer willing or able to continue as depositary for such Global Note or (B) DTC ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days, (ii) we, at our option, notify the Trustee in writing that we elect to cause the issuance of such Notes in definitive form or (iii) there shall have occurred and be continuing a Default or an Event of Default (each as defined in the Indenture) with respect to the Notes of the applicable series. Any Global Note that is so exchangeable will, upon surrender by DTC, be exchangeable for Notes of the applicable series registered in such names as DTC shall direct in writing. It is expected that such directions will be based upon directions received by DTC from participants with respect to ownership of beneficial interests in the Global Notes.

DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold the securities of its participants and to facilitate the clearance and settlement of transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of which (and/or their representatives) own DTC. Access to the DTC book-entry system is also available to others, such as banks, brokers and dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Same-Day Settlement and Payment

Settlement for the Notes will be made by the underwriters in immediately available funds. All payments of principal and interest in respect of the Notes will be made by us in immediately available funds.

The Notes will trade in DTC’s Same-Day Funds Settlement System until maturity and secondary market trading activity in the Notes will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Notes.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following discussion is a summary of United States federal income tax considerations generally applicable to the ownership and disposition of the Notes by a Non-U.S. Holder (as defined below). This discussion does not address specific tax consequences that may be relevant to particular persons in light of their individual circumstances (including, for example, entities treated as partnerships for United States federal income tax purposes or partners or members therein, banks or other financial institutions, broker-dealers, insurance companies, regulated investment companies, tax-exempt entities, common trust funds, certain expatriates, controlled foreign corporations, dealers in securities or currencies, accrual method taxpayers subject to special tax accounting rules as a result of their use of financial statements, and persons in special situations, such as those who hold the Notes as part of a straddle, hedge, synthetic security, conversion transaction or other integrated investment comprised of the Notes and one or more other investments). This discussion is limited to Non-U.S. Holders that purchase the Notes in this offering at their issue price and that hold such Notes as capital assets for United States federal income tax purposes. In addition, this discussion does not describe any tax consequences arising under United States federal gift and estate tax, the Medicare tax on net investment income or other U.S. federal tax laws or under the tax laws of any state, local or foreign jurisdiction. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations (the “Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly with retroactive effect.

Prospective purchasers of the Notes are urged to consult their tax advisors concerning the United States federal income tax consequences to them of acquiring, owning and disposing of the Notes, as well as the application of state, local and foreign income and other tax laws.

For purposes of this discussion, a Non-U.S. Holder is a beneficial owner of the Notes, other than a partnership (or entity treated as a partnership for United States federal income tax purposes), that is not a U.S. person. A “U.S. person” means (i) a citizen or individual resident of the United States; (ii) a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of the source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions.

Classification of the Notes. The Notes should be treated as debt for U.S. federal income tax purposes and the remainder of this discussion assumes such treatment is respected.

Payments of Interest. Subject to the discussion under “Foreign Account Tax Compliance Act,” payments of interest on the Notes made by us or our agent to a Non-U.S. Holder generally should not be subject to United States federal withholding tax, provided that:

(1)	the Non-U.S. Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;
(2)	the Non-U.S. Holder is not a controlled foreign corporation that is related to us, directly or indirectly, through stock ownership; and
(3)	either (A) the beneficial owner of the Notes certifies to the applicable withholding agent on Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or successor form), under penalties of perjury, that it is not a U.S. person, provides its name and address and renews the certificate periodically as required by the applicable Treasury Regulations, or (B) the Notes are held through certain foreign intermediaries and the beneficial owner of the Notes satisfies certain certification requirements of the applicable Treasury Regulations and, in either case, such withholding agent does not have actual knowledge or reason to know that such beneficial owner is a U.S. person.
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If a Non-U.S. Holder cannot satisfy the requirements of the exemption described above, payments of interest made to such Non-U.S. Holder should be subject to a 30% withholding tax unless the beneficial owner of the Notes provides the applicable withholding agent with a properly executed:

(1)	IRS Form W-8BEN or W-8BEN-E (or successor form) claiming an exemption from withholding or reduced rate of tax under an applicable tax treaty (a “Treaty Exemption”), or
(2)	IRS Form W-8ECI (or successor form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the conduct of a U.S. trade or business of the beneficial owner, each such form to be renewed periodically as required by the Treasury Regulations.

If interest on the Notes is effectively connected with the conduct of a U.S. trade or business of the beneficial owner (and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States), the Non-U.S. Holder, although exempt from the withholding tax described above, should generally be subject to United States federal income tax on the receipt or accrual of such interest on a net income basis in the same manner as if it were a U.S. person. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, interest on the Notes should be included in such foreign corporation’s earnings and profits.

Disposition of the Notes. No withholding of United States federal income tax generally should be required with respect to any gain realized by a Non-U.S. Holder upon the sale, exchange or other taxable disposition of the Notes.

In addition, a Non-U.S. Holder should not be subject to United States federal income tax on gain realized on the sale, exchange or other taxable disposition of the Notes unless (i) the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or (ii) such gain is effectively connected with the Non-U.S. Holder’s U.S. trade or business and, if certain tax treaties apply, is attributable to a permanent establishment maintained by the Non-U.S. Holder within the United States.

Information Reporting and Backup Withholding. In general, backup withholding and information reporting should not apply to a payment of interest on a Note to a Non-U.S. Holder, or to proceeds from the disposition of a Note by a Non-U.S. Holder, in each case, if the holder certifies under penalties of perjury that it is a Non-U.S. Holder and the applicable withholding agent does not have actual knowledge or reason to know to the contrary. Any amounts withheld under the backup withholding rules should be refunded or credited against the Non-U.S. Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In certain circumstances, if a Note is not held through a qualified intermediary, the amount of payments made on such Note, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury regulations promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally should impose withholding at a rate of 30% in certain circumstances on interest payable on the Notes held by or through certain financial institutions (including investment funds), unless such institution certifies that it has entered into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to certain interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Similarly, interest payable on the Notes held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally should be subject to withholding at a rate of 30%, unless such entity either (y) certifies that such entity does not have any “substantial United States owners” or (z) provides certain information regarding the entity’s “substantial United States owners,” which should in turn be provided to the United States Department of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in the Notes.

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UNDERWRITING

Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom BofA Securities, Inc., Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC are acting as representatives, have severally and not jointly agreed to purchase, and we have agreed to sell to them, severally, the respective principal amounts of the Notes set forth opposite their names below:

Underwriters	Principal Amount of 2031 Notes	Principal Amount of 2121 Notes
BofA Securities, Inc.	$	$
Morgan Stanley & Co. LLC
Wells Fargo Securities, LLC
Total	$	$

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any Notes are taken. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters have advised us that they propose initially to offer the Notes to the public at the public offering prices on the cover page of this prospectus supplement, and to dealers at that price less a concession not in excess of             % of the principal amount of the 2031 Notes and               % of the principal amount of the 2121 Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of             % of the principal amount of the 2031 Notes and               % of the principal amount of the 2121 Notes to other dealers. After the Notes are released to the public, the offering prices and other selling terms may from time to time be varied by the underwriters.

The expenses of the offering payable by us, not including the underwriting discounts, are estimated to be $                        .

We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

In order to facilitate the offering of these securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes or any other notes the prices of which may be used to determine payments on the Notes. Specifically, the underwriters may sell more Notes than they are obligated to purchase in connection with the offering, creating a short position for their own accounts. A short sale is covered by purchasing the Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, the Notes or any other notes in the open market to stabilize the price of the Notes or of any other notes. Finally, in any offering of the Notes through a syndicate of underwriters or dealer group, the underwriters acting on behalf of the underwriting syndicate or for themselves may impose a penalty bid, whereby the underwriters reclaim selling concessions allowed to an underwriter or a dealer for distributing the Notes in the offering, if the underwriters repurchase previously distributed Notes to cover syndicate short positions or to stabilize the price of the Notes. Any of these activities may raise or maintain the market price of the Notes above independent market levels or prevent or retard a decline in the market price of the Notes. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

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In general, purchases of a Note for the purpose of stabilizing or reducing a syndicate short position could cause the price of the Note to be higher than it might otherwise be in the absence of such purchases without notice.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Each of the underwriters and/or its affiliates may have performed certain investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. Certain of the underwriters and/or their affiliates are lenders under our existing unsecured revolving credit facility. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses. In the ordinary course of their various business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters and their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

It is expected that delivery of the Notes will be made against payment therefor on or about the date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of pricing of the Notes (such settlement cycle being referred to herein as “T+7”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next four business days will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Notes who wish to trade the Notes on the date of pricing or the next four business days should consult their own advisor.

Selling Restrictions

Canada

The Notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser

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should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area—Prohibition of Sales to EEA Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or
(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)	not a qualified investor as defined in the Prospectus Regulation; and
(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Hong Kong

The Notes have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Notes have been or will be issued or have been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the Financial Instruments and Exchange Law) and accordingly, have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act (Chapter 289) of Singapore (“SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus

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or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a)	a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)	a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the Notes except:

(1)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);
(2)	where no consideration is or will be given for the transfer; or
(3)	where the transfer is by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement and the accompanying prospectus do not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement and the accompanying prospectus may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Notes with a view to distribution. Any such investors will be individually approached by the agents from time to time.

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United Kingdom - Prohibition of Sales to United Kingdom Retail Investors

The Notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:
(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA;
(ii)	a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or
(iii)	not a qualified investor as defined in the UK Prospectus Regulation; and
(b)	the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Norfolk Southern Corporation.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the Notes will be passed upon for us by Vanessa Allen Sutherland, Executive Vice President & Chief Legal Officer of the Company, Norfolk, Virginia (or other senior general counsel as may be designated by us). Vanessa Allen Sutherland, in her capacity as Chief Legal Officer of the Company, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees of the Company. Certain legal matters relating to the offering of the Notes will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the underwriters by Sidley Austin LLP, New York, New York. Sidley Austin LLP has from time to time provided and may continue to provide legal advice and services to us.

EXPERTS

The consolidated financial statements of Norfolk Southern Corporation and subsidiaries as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842) and the related amendments.

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Prospectus

Norfolk Southern Corporation

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Stock Purchase Contracts

and

Stock Purchase Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;
•	shares of our preferred stock;
•	debt securities, which may be senior debt securities or subordinated debt securities;
•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;
•	depositary shares representing an interest in our preferred stock;
•	stock purchase contracts to purchase shares of our common stock; and
•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a number of risks. See “Risk Factors” on page 5 before you make your investment decision.

We or any selling security holders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the New York Stock Exchange under the trading symbol “NSC.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 4, 2021

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) using a “shelf” registration process. Under this process, we may sell common stock; preferred stock; debt securities; warrants to purchase debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights; depositary shares; stock purchase contracts and stock purchase units. This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of the securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

When used in this prospectus, the terms “Norfolk Southern,” “we,” “our,” “us” and the “company” refer to Norfolk Southern Corporation and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, prospectus and other information with the SEC. Our SEC filings are available at the Internet website maintained by the SEC at http://www.sec.gov. The filings are also available to the public on our website at http://www.nscorp.com. The information on our website is not incorporated by reference into this prospectus or any prospectus supplement, and you should not consider it a part of this prospectus or any prospectus supplement.

This prospectus contains summaries of the material terms of certain documents and refers you to certain documents that we have filed with the SEC. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Investor Relations

Norfolk Southern Corporation

1200 Peachtree Street NE

Atlanta, Georgia 30309

(470) 867-4807

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except that any statement contained in this prospectus, an accompanying prospectus supplement or a document incorporated by reference into this prospectus or an accompanying prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus and an accompanying prospectus supplement to the extent that a statement contained herein or therein, or in any other subsequently filed document that also is deemed to be incorporated herein or therein by reference, modifies or supersedes such statement. A statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K). These documents contain important information about Norfolk Southern Corporation and its finances.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 4, 2021 (the “Fiscal 2020 Form 10-K”);
•	Current Report on Form 8-K filed on January 8, 2021; and
•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on September 26, 2000, and any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and any accompanying prospectus supplement and before the termination of the offering shall also be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, that may be identified by the use of words like “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “project,” “consider,” “predict,” “potential,” “feel,” or other comparable terminology. Forward-looking statements reflect our good-faith evaluation of information available at the time the forward-looking statements were made. However, such statements are dependent on and, therefore, can be influenced by a number of external variables over which we have little or no control, including: transportation of hazardous materials as a common carrier by rail; acts of terrorism or war; capacity constraints that could negatively impact our service and operating efficiency; PTC Implementation; general economic conditions including, but not limited to, fluctuation and competition within the industries of our customers; competition and consolidation within the transportation industry; the operations of carriers with which we interchange; disruptions to our technology infrastructure, including computer systems; labor difficulties, including strikes and work stoppages; commercial, operating, environmental, and climate change legislative and regulatory developments; results of litigation; natural events such as severe weather, hurricanes, and floods; unpredictable demand for rail services; fluctuation in supplies and prices of key materials, in particular diesel fuel; volatility in energy prices; changes in securities and capital markets; and the risks and uncertainties related to the COVID-19 pandemic. We have based these forward-looking statements on our current expectations, assumptions, estimates, beliefs, and projections. While we believe these expectations, assumptions, estimates, beliefs, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond our control. These and other important factors, including those discussed under “Risk Factors” in our Fiscal 2020 Form 10-K, which is incorporated by reference in this prospectus, as well as our subsequent filings with the SEC, may cause actual results, performance, or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements herein are made only as of the date they were first issued, and unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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NORFOLK SOUTHERN CORPORATION

Norfolk Southern Corporation is one of the nation’s premier transportation companies. Our Norfolk Southern Railway Company subsidiary operates approximately 19,300 route miles in 22 states and the District of Columbia, serves every major container port in the eastern United States, and provides efficient connections to other rail carriers. We are a major transporter of industrial products, including agriculture, forest and consumer products, chemicals, and metals and construction materials. In addition, we operate the most extensive intermodal network in the East and are a principal carrier of coal, automobiles, and automotive parts. The common stock of Norfolk Southern is listed on the New York Stock Exchange under the symbol “NSC.”

Our executive offices are located at Three Commercial Place, Norfolk, Virginia 23510-2191, and our telephone number is (757) 629-2600. Our website is located at http://www.nscorp.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

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RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Fiscal 2020 Form 10-K, in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, including our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. See “Where You Can Find More Information.”

USE OF PROCEEDS

Except as otherwise set forth in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the redemption and refinancing of outstanding indebtedness, increasing our working capital and other business opportunities.

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DESCRIPTION OF SECURITIES

This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts and stock purchase units that we may offer and sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue separately, upon exercise of a debt warrant, in connection with a stock purchase contract or as part of a stock purchase unit from time to time. The debt securities may either be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a “Senior Indenture” and subordinated debt securities may be issued under a “Subordinated Indenture.” This prospectus sometimes refers to the Senior Indenture and the Subordinated Indenture collectively as the “Indentures.” The Indentures have been filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part. We may also issue debt securities under a separate, new indenture. If that occurs, we will describe any differences in the terms of any series or issue of debt securities in the prospectus supplement relating to that series or issue.

The following briefly summarizes the material provisions of the Indentures and the debt securities, other than pricing and related terms disclosed in the accompanying prospectus supplement or pricing supplement, as the case may be. You should read the more detailed provisions of the applicable Indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of an offering of debt securities, which will be described in more detail in the applicable prospectus supplement or pricing supplement, as the case may be. Copies of the Indentures may be obtained from Norfolk Southern Corporation or the applicable trustee.

As used in this “Description of Debt Securities,” the terms “Norfolk Southern,” “we,” “our,” “us” and the “company” refer to Norfolk Southern Corporation, a Virginia corporation, and do not, unless otherwise specified, include our subsidiaries.

General

The debt securities will be our direct unsecured obligations. The senior debt securities will rank equally with all of our other senior unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner set forth in the Subordinated Indenture.

Since our operations are partially conducted through our subsidiaries, the cash flow and the consequent ability to service our indebtedness, including the debt securities, is partially dependent upon the earnings of our subsidiaries and the distribution of those earnings or upon advances or other payments of funds by those subsidiaries to us. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the debt securities or to make funds available to us, whether by dividends, loans or other payments. In addition, the payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to contractual or statutory restrictions, are contingent upon the earnings of those subsidiaries and are subject to various business considerations. Any right we may have to receive assets of any of our subsidiaries upon their liquidation or reorganization (and the consequent right of the holders of our debt securities to participate in those assets) will be effectively subordinated to the claims of such subsidiary’s creditors, including trade creditors.

The Indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. We may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture. The Indentures also do not limit our ability to incur other debt.

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Each prospectus supplement will summarize the material terms relating to the specific series of debt securities being offered. These terms may include some or all of the following:

•	the title of debt securities and whether they are subordinated debt securities or senior debt securities;
•	any limit on the aggregate principal amount of the debt securities;
•	the price or prices at which we will sell the debt securities;
•	the maturity date or dates of the debt securities;
•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;
•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;
•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive periods during which interest payment periods may be extended;
•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;
•	the dates on which we will pay interest on the debt securities and the record date for determining who is entitled to the interest payable on any interest payment date;
•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable;
•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;
•	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;
•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;
•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;
•	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;
•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;
•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable Indenture;
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•	the specific subordination provisions of the subordinated debt securities, including the extent of subordination of payments by us of the principal of (and premium, if any) and interest on such subordinated debt securities;
•	any deletions from, modifications of or additions to the terms of the Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;
•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;
•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;
•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;
•	the depositary for global or certificated debt securities;
•	any special tax implications of the debt securities;
•	any trustees, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities; and
•	any other terms of the debt securities.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions, including the extent of subordination of payments by us of the principal of (and premium, if any) and interest on such subordinated debt securities.

The Subordinated Indenture does not limit the issuance of additional senior debt securities.

Limitations on Liens

We will not, and will not permit any of our Subsidiaries to, create, assume, incur or suffer to exist any mortgage, pledge, lien, encumbrance, charge or security interest of any kind, other than a Purchase Money Lien, upon any stock or indebtedness, owned on the date any debt securities are first issued or thereafter acquired, of the Principal Subsidiary, to secure any Obligation (other than the debt securities) of the company, any Subsidiary or any other Person, without in any such case making effective provision whereby all of the outstanding debt securities are secured equally and ratably with such Obligation.

Such limitation will not apply to any mortgage, pledge, lien, encumbrance, charge or security interest on any stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary. Such limitation will not restrict any of our other property or other property of our Subsidiaries or restrict the sale by us or any Subsidiary of any stock or indebtedness of any Subsidiary.

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Limitations on Funded Debt

The Indentures provide that we will not permit any Restricted Subsidiary to incur, issue, guarantee or create any Funded Debt unless, after giving effect thereto, the sum of the aggregate amount of all outstanding Funded Debt of the Restricted Subsidiaries would not exceed an amount equal to 15% of Consolidated Net Tangible Assets.

The limitation on Funded Debt will not apply to, and there will be excluded from Funded Debt in any computation under such restriction, Funded Debt secured by:

•	Liens on real or physical property of any corporation existing at the time such corporation becomes a Subsidiary;
•	Liens on real or physical property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by us or any Restricted Subsidiary;
•	Liens on real or physical property acquired (or constructed) after the date of the applicable Indenture by us or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;
•	Liens in favor of the company or any Restricted Subsidiary;
•	Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or the provisions of any statute;
•	Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder;
•	Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Funded Debt, if made and continuing in the ordinary course of business;
•	Liens incurred (no matter when created) in connection with Norfolk Southern or a Restricted Subsidiary engaging in a leveraged or single-investor lease transaction; provided, however, that the instrument creating or evidencing any borrowings secured by such Lien will provide that such borrowings are payable solely out of the income and proceeds of the property subject to such Lien and are not a general obligation of Norfolk Southern or such Restricted Subsidiary;
•	Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of Norfolk Southern or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which we or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against us or any Restricted Subsidiary with respect to which we or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric
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lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens on the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in our opinion, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of Norfolk Southern and its Restricted Subsidiaries;
•	Liens incurred to finance construction, alteration or repair of any real or physical property and improvements thereto prior to or within 270 days after completion of such construction, alteration or repair;
•	Liens incurred (no matter when created) in connection with a Securitization Transaction;
•	Liens on property (or any Receivable arising in connection with the lease thereof) acquired by us or a Restricted Subsidiary through repossession, foreclosure or like proceeding and existing at the time of the repossession, foreclosure, or like proceeding; and
•	Liens on deposits of Norfolk Southern or a Restricted Subsidiary with banks (in the aggregate, not exceeding $50 million), in accordance with customary banking practice, in connection with the providing by us or a Restricted Subsidiary of financial accommodations to any Person in the ordinary course of business; or any extension, renewal, refunding or replacement of the foregoing.

Definition of Certain Terms

“Consolidated Net Tangible Assets” means, at any date, the total assets appearing on the most recent consolidated balance sheet of Norfolk Southern and Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, less (1) all current liabilities (due within one year) as shown on such balance sheet, (2) applicable reserves, (3) investments in and advances to Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries that are consolidated on the consolidated balance sheet of Norfolk Southern and its Subsidiaries and (4) Intangible Assets and liabilities relating thereto.

“Funded Debt” means (1) any indebtedness of a Restricted Subsidiary (excluding indebtedness in favor of another Restricted Subsidiary or Norfolk Southern) maturing more than 12 months after the time of computation thereof, (2) guarantees by a Restricted Subsidiary of Funded Debt or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other paper arising in the ordinary course of business), (3) all preferred stock of a Restricted Subsidiary and (4) all Capital Lease Obligations (as defined in the Indentures) of a Restricted Subsidiary.

“Indebtedness” means, at any date, without duplication, (1) all obligations for borrowed money of a Restricted Subsidiary or any other indebtedness of a Restricted Subsidiary, evidenced by bonds, debentures, notes or other similar instruments and (2) Funded Debt, except such obligations and other indebtedness of a Restricted Subsidiary and Funded Debt, if any, incurred as part of a Securitization Transaction.

“Intangible Assets” means at any date, the value (net of any applicable reserves) as shown on or reflected in the most recent consolidated balance sheet of Norfolk Southern and the Restricted Subsidiaries as at the end of our fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles in the United States, of: (1) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (2) organizational and development costs; (3) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (4) unamortized debt discount and expense, less unamortized premium.

“Liens” means such pledges, mortgages, security interests and other liens, including purchase money liens, on property of the company or any Restricted Subsidiary which secure Funded Debt.

“Obligation” means any indebtedness for money borrowed or indebtedness evidenced by a bond, note, debenture or other evidence of indebtedness.

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“Person” means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Principal Subsidiary” means Norfolk Southern Railway Company.

“Purchase Money Lien” means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind upon any indebtedness of the Principal Subsidiary acquired after the date any debt securities are first issued if such Purchase Money Lien is for the purpose of financing, and does not exceed, the cost to us or any Subsidiary of acquiring the indebtedness of the Principal Subsidiary and such financing is effected concurrently with, or within 180 days after, the date of such acquisition.

“Receivables” mean any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising, either directly or indirectly, from the financing by us or any Subsidiary of ours of property or services, monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.

“Restricted Subsidiary” means each Subsidiary of Norfolk Southern other than Securitization Subsidiaries and Subsidiaries of Securitization Subsidiaries.

“Securitization Subsidiary” means a Subsidiary of Norfolk Southern (1) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (2) as to which no portion of the Indebtedness or any other obligations (a) is guaranteed by any Restricted Subsidiary, or (b) subjects any property or assets of any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to any lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and inter-company notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.

“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by us or any of our Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which we or any of our Subsidiaries may sell, convey or otherwise transfer to (1) a Securitization Subsidiary or (2) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of Norfolk Southern or any of our Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold in respect of which security interests are granted in connection with securitization transactions involving such assets.

“Subsidiary” means, in respect of any Person, corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which a majority of the total voting power of the Voting Stock (as defined in the Indentures) is at the time owned or controlled, directly or indirectly, by such Person, such Person and one or more Subsidiaries of such Person, or one or more Subsidiaries of such Person. Unless otherwise required by the context, Subsidiary shall refer to a Subsidiary of the company.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, that, in either case under clauses (i) or (ii) are not callable or redeemable at the action of the issuer thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depositary receipt.

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Consolidation, Merger and Sale of Assets

So long as any debt securities are outstanding, we cannot consolidate with or merge into any other Person, or sell, assign, transfer, convey, lease or otherwise dispose of all, or substantially all, of our assets, in one or more related transactions, to any Person, unless:

•	either we are the surviving entity or the Person formed by such consolidation or into which we are merged, or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation, partnership or limited liability company organized and existing under the laws of the United States, any state of the United States or the District of Columbia, and shall expressly assume, by a supplemental indenture in a form reasonably satisfactory to the trustee, our obligations under the debt securities and the respective Indenture;
•	immediately after giving effect to such transaction and treating any indebtedness which becomes an Obligation of ours or any Subsidiary as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default (and no event which, after notice or lapse of time or both, would become an Event of Default) will have occurred and be continuing; and
•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance, lease or other disposition complies with the respective Indenture and that all conditions precedent relating to such transaction have been complied with.

Since we are a holding company, if one of our Subsidiaries distributes its assets as a result of a liquidation or recapitalization of that subsidiary, our rights, and indirectly the rights of our creditors and of the holders of debt securities to participate in such Subsidiary’s distribution of assets will be subject to the prior claims of such Subsidiary’s creditors, except to the extent that we may be a creditor with prior claims enforceable against such Subsidiary.

Events of Default

Under the Indentures, the following are “Events of Default”:

•	failure to pay the principal of and premium, if any, on the debt securities when due and payable at maturity or otherwise;
•	failure to pay any interest on the debt securities when due and payable, and this failure continues for 30 days;
•	failure to perform any other covenant or agreement in, or provisions of, the debt securities or the applicable Indenture, and the failure continues for 90 days after we receive from the trustee, or, in the case of notice by the holders, we and the trustee receive from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a particular series, a notice of default;
•	acceleration of any of our indebtedness (or indebtedness of any “significant subsidiary” of Norfolk Southern, as defined in the federal securities laws) in an aggregate principal amount that exceeds $100,000,000 within 10 days after we receive from the trustee, or, in the case of notice by the holders, we and the trustee receive from the holders of at least 25% in aggregate principal amount of outstanding debt securities of a particular series, a notice of default;
•	certain events of bankruptcy, insolvency or reorganization; and
•	any other Event of Default that may be set forth in the supplemental indenture or board resolution with respect to a particular series of debt securities.

If an Event of Default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of a particular series, may notify Norfolk Southern (and the

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trustee, if notice is given by the holders) and declare that the unpaid principal of (premium, if any) and accrued interest on, if any, the debt securities of such series is due and payable immediately. However, under certain circumstances, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may be able to rescind and annul this declaration for accelerated payment. Norfolk Southern will furnish the trustee with an annual statement that describes how Norfolk Southern has performed its obligations under the applicable Indenture, and that specifies any defaults that may have occurred.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise provided in an applicable Indenture supplement, we may discharge certain obligations to holders of any debt securities issued under the Indenture of a particular series when:

•	all debt securities of such series theretofore authenticated and delivered have been delivered to the trustee for cancellation; or
•	after the debt securities of such series have become due and payable, or will become due and payable at their stated maturity within one year, or are to be called for redemption within one year, we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (a) money in an amount, or (b) U.S. Government Obligations that through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination of (a) and (b), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on the outstanding debt securities of that series on the dates such installments of interest or principal and premium are due;

and if, in either case, we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series and we have delivered to the trustee an officers’ certificate and an opinion of counsel each stating that the requisite conditions precedent have been complied with.

In addition, unless otherwise provided in an applicable Indenture supplement, we may elect with respect to any series of debt securities either:

•	to defease and be discharged from our obligations with respect to those debt securities (except as otherwise provided in the Indenture) (“defeasance”), or
•	to be released from our obligations with respect to those debt securities under certain restrictive covenants in the Indenture and, if indicated in the applicable Indenture supplement, our obligations with respect to any other restrictive covenant applicable to the debt securities of that series (“covenant defeasance”).

We may exercise our defeasance option or our covenant defeasance option with respect to any series of debt securities, only if:

•	we have irrevocably deposited or caused to be deposited with the trustee as trust funds in trust (a) money in an amount, or (b) U.S. Government Obligations that through the payment of principal and interest thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount or (c) a combination of (a) and (b), sufficient to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on the outstanding debt securities of that series on the dates such installments of interest or principal and premium are due; and
•	no event of default with respect to the debt securities of that series has occurred and is continuing on the date of the deposit.

Absent a change in federal tax laws, a defeasance is likely to be treated as a taxable exchange by holders of the relevant debt securities for an issue consisting of either obligations of the trust or a direct interest in the cash and securities held in the trust, with the result that such holders would be required for tax purposes to recognize

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gain or loss as if such obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their debt securities. In addition, if the holders are treated as the owners of their proportionate share of the cash or securities held in trust, such holders would then be required to include in their income for tax purposes any income, gain or loss attributable thereto even though no cash was actually received. Thus, such holders might be required to recognize income for tax purposes in different amounts and at different times than would be recognized in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences of defeasance.

Modification and Waiver

Modification and amendments of the Indentures may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of a particular series affected thereby:

•	reduce the amount of debt securities of such series whose holders must consent to an amendment, supplement or waiver;
•	reduce the rate of interest on any debt security of such series;
•	reduce the principal amount of (or premium, if any, on) any debt security of such series, or change the stated maturity of such debt security;
•	change the place, manner, timing or currency of payment of principal of (or premium, if any) or interest on, any debt security of such series;
•	reduce the portion of the principal amount of an OID debt security of such series payable upon acceleration of its maturity; or
•	make any changes in the amendment and waiver provisions above.

The holders of not less than a majority in principal amount of the debt securities of a series affected thereby, on behalf of all of the holders of the debt securities of such series, are permitted to waive any past default under the applicable Indenture with respect to the debt securities of such series, and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any debt security or a default in respect of a covenant or provision of the applicable Indenture which cannot be modified or amended without the consent of the holder of each debt security affected. Any such consent or waiver by the holder of a debt security shall be binding upon such holder and upon every subsequent holder of such security, irrespective of whether or not any notation of such consent or waiver is made upon such debt security, unless revoked as provided in the applicable Indenture.

Payment and Paying Agents

The Indentures provide that payment of interest on a debt security on any interest payment date will be made to the Person in whose name a debt security is registered at the close of business on the record date for the interest.

Holders must surrender debt securities to a paying agent to collect principal payments. Unless specified otherwise in the applicable prospectus supplement or pricing supplement, we will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the securities represented by a global security (including principal (and premium, if any) and interest) will be made by wire transfer of immediately available funds to the accounts specified by the depository, which shall be The Depository Trust Company, or DTC, its nominees and their respective successors.

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The Indentures provide that initially, U.S. Bank National Association, a national banking association, will act as paying agent and registrar. We may appoint and change any paying agent, registrar or co-registrar without notice. We or any of our domestically incorporated wholly owned subsidiaries may act as paying agent, registrar or co-registrar.

We will maintain an office or agency in the City of New York where debt securities may be presented for registration of transfer or for exchange and an office or agency in the City of New York where debt securities may be presented for payment. The registrar shall keep a register of the debt securities and of their transfer and exchange. We may have one or more co-registrars and one or more additional paying agents.

If money for the payment of principal, premium, if any, or interest remains unclaimed for two years after such amount has become due and payable, the trustee or paying agent shall pay the money back to us at our written request unless an abandoned property law designates another person. After any such payment, holders entitled to the money must look only to us and not to the trustee or paying agent for payment.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

•	DTC notifies us that it is unwilling or unable to continue serving as the depositary for the relevant global securities or DTC ceases to maintain certain qualifications under the Exchange Act and no successor depositary has been appointed for 90 days; or
•	we determine, in our sole discretion, that the global security shall be exchangeable.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the Indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The Indentures are and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, and the regulations promulgated thereunder, shall be applicable.

Regarding the Trustee

The trustee of the Indentures is U.S. Bank National Association. The trustee in its individual or any other capacity may become the owner or pledgee of debt securities and may otherwise deal with us or our affiliates with the same rights it would have if it were not trustee.

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DESCRIPTION OF CAPITAL STOCK

General

The following summary of our common stock and preferred stock is not meant to be a complete description. For more information, you also should refer to our Restated Articles of Incorporation (the “Articles of Incorporation”), our Bylaws (the “Bylaws”) and the Virginia Stock Corporation Act (the “Virginia Act”). Under the Articles of Incorporation, our authorized capital stock consists of 1,350,000,000 shares of common stock, par value $1.00 per share, and 25,000,000 shares of preferred stock, without par value. We will describe the specific terms of any common stock or preferred stock we may offer in a prospectus supplement. The specific terms we describe in a prospectus supplement may differ from the terms we describe below.

Common Stock

As of January 31, 2021, Norfolk Southern had 251,911,634 shares of common stock issued and outstanding, excluding 20,320,777 shares held by our wholly owned subsidiaries. For all matters submitted to a vote of shareholders, each holder of common stock is entitled to one vote for each share registered in his or her name on our books. Our common stock does not have cumulative voting rights. As a result, subject to the voting rights of any outstanding preferred stock (of which there currently is none), the persons who hold a majority of the outstanding common stock entitled to elect members of the board of directors (the “Board”) can elect all of the directors of the company.

If the Board declares a dividend, common shareholders will receive payments from the funds of Norfolk Southern that are legally available to pay dividends. However, this dividend right is subject to any preferential dividend rights we may grant to the persons who hold preferred stock, if any is issued. If Norfolk Southern is dissolved, the holders of common stock will be entitled to share ratably in all the assets that remain after we pay (i) our liabilities and (ii) any amounts we may owe to the persons who hold our preferred stock, if any is issued. Common shareholders do not have preemptive rights, and they have no right to convert their common stock into any other securities. All outstanding shares of common stock are duly authorized, validly issued, fully paid and nonassessable.

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

Preferred Stock

No shares of preferred stock are issued or outstanding. However, 600,000 shares of preferred stock designated as “Series A Junior Participating Preferred Stock” are authorized by our Articles of Incorporation, which further authorize the Board to issue preferred stock in one or more series and to determine the liquidation preferences, voting rights, dividend rights, conversion rights and redemption rights of each such series. The ability of the Board to issue and set the terms of preferred stock could make it more difficult for a third person to acquire control of Norfolk Southern. The Board has the authority to fix the following terms of any series of preferred stock, each of which will be set forth in the related prospectus supplement:

•	the designation of the series;
•	the number of shares offered;
•	the initial offering price;
•	the dividend rate, the dividend periods, the dates payable and whether dividends will be cumulative or noncumulative;
•	the voting rights;
•	any redemption or sinking fund provisions;
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•	any conversion or exchange provisions;
•	whether the shares will be listed on a securities exchange;
•	the liquidation preference, and other rights that arise upon the liquidation, dissolution or winding-up of Norfolk Southern; and
•	any other rights, preferences and limitations that pertain to the series.

Norfolk Southern will designate the transfer agent and registrar for each series of preferred stock in a prospectus supplement.

Certain Provisions of the Virginia Stock Corporation Act

The Virginia Stock Corporation Act, as amended and in effect from time to time (the “Virginia Act”) contains certain anti-takeover provisions regarding, among other things, affiliated transactions and control share acquisitions. In general, the Virginia Act’s affiliated transactions provisions prevent a Virginia corporation from engaging in an “affiliated transaction” (as defined in the Virginia Act) with an “interested shareholder” (generally defined as a person owning more than 10% of any class of voting securities of the corporation) unless approved by a majority of the “disinterested directors” (as defined in the Virginia Act) and the holders of at least two thirds of the outstanding voting stock not owned by the interested shareholder, subject to certain exceptions.

Under the control share acquisitions provisions of the Virginia Act, shares acquired in a “control share acquisition,” generally defined as transactions that increase the voting strength of the person acquiring such shares above certain thresholds in elections of directors generally, have no voting rights unless they are granted by a majority of the outstanding voting stock not owned by such acquiring person. If such voting rights are granted and the acquiring person controls 50% or more of the voting power, all shareholders, other than the acquiring person, are entitled to receive “fair value” (as defined in the Virginia Act) for their shares. If such voting rights are not granted, the corporation may, if authorized by its articles of incorporation or bylaws, purchase the acquiring person’s shares at their cost to the acquiring person. A Virginia corporation has the right to “opt out” of the control share acquisition statute, and effective January 27, 2009, the Board amended our bylaws to “opt out” of the statute, and the affiliated transaction statute.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants to acquire our securities that we may issue from time to time. The applicable prospectus supplement will describe the terms of any warrant agreements and the warrants issuable thereunder. If any particular terms of the warrants described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement.

We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

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The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

•	the offering price;
•	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;
•	the number of warrants offered;
•	the securities underlying the warrants, including the securities of third parties or other rights, if any, to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of the warrants;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;
•	the date on and after which the warrants and the related securities will be separately transferable;
•	U.S. federal income tax consequences;
•	the name of the warrant agent; and
•	any other material terms of the warrants.

After your warrants expire they will become void. All warrants will be issued in registered form. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The applicable warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which it applies to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holder of each warrant.

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DESCRIPTION OF DEPOSITARY SHARES

Norfolk Southern may elect to offer fractional shares of preferred stock rather than full shares of preferred stock. If so, Norfolk Southern will issue receipts for these “depositary shares,” each of which will represent a fraction of a share of a particular series of preferred stock. Each holder of a depositary share will be entitled, in proportion to the fraction of preferred stock represented by that depositary share, to the rights and preferences of the preferred stock, including any dividend, voting, redemption, conversion and liquidation rights. Norfolk Southern will enter into an agreement (the “Deposit Agreement”) with a depositary, which will be named in the related prospectus supplement, and with the holders of the “depositary receipts” that represent the depositary shares.

The following summary of the depositary shares is not meant to be complete. For more information, you should refer to the Deposit Agreement, to the depositary receipts and the certificate of designation of the series of preferred stock that underlies that series of depositary shares and to the related prospectus supplement. A form of Deposit Agreement, depositary receipt and certificate of designation will be filed as exhibits to, or incorporated by reference into, the registration statement before we issue depositary receipts.

General

In order to issue depositary shares, Norfolk Southern will issue preferred stock, and immediately deposit these shares with the depositary. The depositary then will issue and deliver depositary receipts to the persons who purchase depositary shares. The depositary will issue depositary receipts in a form that reflects whole depositary shares, and each may evidence any number of whole depositary shares.

Dividends and Other Distributions

The depositary will distribute all cash and non-cash distributions it receives, with respect to the underlying preferred stock, to the record holders of depositary shares in proportion to the number of depositary shares they hold. In the case of non-cash distributions, the depositary may determine that the distribution cannot be made proportionately or that it may not be feasible to make the distribution. If so, the depositary will, with our approval, adopt a method it deems equitable and practicable to effect the distribution, including the sale (public or private) of the securities or other non-cash property it receives in the distribution at a place and on terms it deems proper. Norfolk Southern or the depositary may reduce the amount it distributes in order to pay taxes or other governmental charges.

Redemption of Depositary Shares

If Norfolk Southern redeems the series of preferred stock that underlies the depositary shares, the depositary will redeem the depositary shares from the proceeds it receives from the redemption of the preferred stock it holds. The depositary will redeem the number of depositary shares that represent the amount of underlying preferred stock that Norfolk Southern redeemed. The redemption price per depositary share will be in proportion to the redemption price per share that Norfolk Southern paid for the underlying preferred stock. If Norfolk Southern redeems less than all the depositary shares, the depositary will select by lot, or by some substantially equivalent method, which depositary shares to redeem.

After a redemption date is fixed, the depositary shares to be redeemed no longer will be considered outstanding. The rights of the holders of the depositary shares will cease, except the right to receive money or other property they are entitled to receive upon the redemption. In order to redeem their depositary shares, holders will surrender their depositary receipts to the depositary. If Norfolk Southern deposits funds with the depositary to redeem depositary shares, and the holders fail to redeem their receipts, the money will be returned to Norfolk Southern within two years from the date the funds are deposited.

Voting the Preferred Stock

When Norfolk Southern notifies the depositary about any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information to the record holders of depositary shares related to that preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as

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the record date for the related preferred stock) will be entitled to instruct the depositary how to vote the shares of preferred stock represented by that holder’s depositary shares. The depositary will try to vote the preferred stock represented by the depositary shares in accordance with these instructions, provided the depositary receives these instructions sufficiently in advance of the meeting. Norfolk Southern will take all reasonable action necessary to provide the depositary with sufficient notice of any meeting. If the depositary does not receive instructions from the holders of the depositary shares, the depositary will abstain from voting the preferred stock that underlies those depositary shares.

Withdrawal of Preferred Stock

When a holder surrenders depositary receipts at the corporate trust office of the depositary, and pays any necessary taxes, charges or other fees, the holder will be entitled to receive the number of whole shares of the related series of preferred stock, and any money or other property, if any, represented by their depositary shares. Once a holder exchanges depositary shares for whole shares of preferred stock, that holder cannot “re-deposit” these shares of preferred stock with the depositary, or exchange them for depositary shares. If a holder delivers depositary receipts that represent a number of depositary shares that exceeds the number of whole shares of related preferred stock the holder seeks to withdraw, the depositary will issue a new depositary receipt to the holder that evidences the excess number of depositary shares.

Amendment and Termination of the Deposit Agreement

Norfolk Southern and the depositary can agree, at any time, to amend the form of depositary receipt and any provisions of the Deposit Agreement. However, if an amendment has a material adverse effect on the rights of the holders of related depositary shares, it must first be approved by the holders of at least a majority of these depositary shares then outstanding. Every holder of a depositary receipt at the time an amendment becomes effective will be bound by the amended Deposit Agreement. However, subject to any conditions in the Deposit Agreement or applicable law, no amendment can impair the right of any holder of a depositary share to receive shares of the related preferred stock, and any money or other property represented by the depositary shares, upon surrender the depositary receipts that represent their depositary shares.

Norfolk Southern can terminate the Deposit Agreement at any time, as long as it provides at least 60 days’ prior written notice to the depositary. If Norfolk Southern terminates the Deposit Agreement, then within 30 days from the date the depositary receives notice, the depositary will deliver whole or fractional shares of the related preferred stock to the holders of depositary shares, when they surrender their depositary receipts. The Deposit Agreement will terminate automatically after all outstanding depositary shares have been redeemed, or, in connection with any liquidation, dissolution or winding up of Norfolk Southern, after the final distribution of Norfolk Southern’s assets has been made to the holders of the related series of preferred stock and, in turn, to the holders of depositary shares.

Charges of Depositary

Norfolk Southern will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock, the initial issuance of the depositary shares, and all withdrawals of shares of the related series of preferred stock. Norfolk Southern also will pay all transfer and other taxes and the government charges that arise solely from the existence of the depositary arrangements. However, holders of depositary shares will have to pay all other transfer and other taxes and government charges, as provided in the Deposit Agreement.

Resignation and Removal of Depositary

The depositary may resign, at any time, by delivering written notice of its decision to Norfolk Southern. We may remove the depositary at any time. Any resignation or removal will take effect when we appoint a successor depositary. Norfolk Southern must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal, and the successor depositary must be a bank or trust corporation that has its principal office in the United States, and has a combined capital and surplus of at least $50,000,000.

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Miscellaneous

Norfolk Southern will be required to furnish certain information to the holders of the preferred stock. The depositary, as the holder of the underlying preferred stock, will forward any reports or information it receives from Norfolk Southern to the holders of depositary shares.

Neither the depositary nor Norfolk Southern will be liable if its ability to perform its obligations under the Deposit Agreement is prevented or delayed by law or any circumstance beyond its control. Both Norfolk Southern and the depositary will be obligated to use their best judgment and to act in good faith in performing their duties under the Deposit Agreement. Each of Norfolk Southern and the depositary will be liable for gross negligence and willful misconduct in the performance of its duties under the Deposit Agreement. They will not be obligated to appear in, prosecute or defend any legal proceeding with respect to any depositary receipts, depositary shares or preferred stock unless they receive what they, in their sole discretion, determine to be a satisfactory indemnity. Norfolk Southern and the depositary may rely on the advice of legal counsel (including in-house counsel) or accountants of their choice. They may also rely on information provided by persons they believe, in good faith, to be competent, and on documents they believe, in good faith, to be genuine.

The depositary’s corporate trust office will be identified in the related prospectus supplement. Unless the prospectus supplement indicates otherwise, the depositary will act as transfer agent and registrar for depositary receipts, and if Norfolk Southern redeems shares of preferred stock, the depositary will act as redemption agent for the corresponding depositary receipts.

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DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as stock purchase contracts. The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts, and may be subject to adjustment under anti-dilution formulas. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities or debt obligations of third parties, including U.S. treasury securities, any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as stock purchase units. The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase contracts or the stock purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The applicable prospectus supplement will describe the terms of the stock purchase contracts or stock purchase units. This description is not complete and the description in the prospectus supplement will not necessarily be complete, and reference is made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. If any particular terms of the stock purchase contracts or stock purchase units described in the prospectus supplement differ from any of the terms described herein, then the terms described herein will be deemed superseded by that prospectus supplement. Material United States federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.

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PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more transactions, including without limitation:

•	to or through underwriters, brokers or dealers;
•	through agents;
•	on any national exchange on which the securities offered hereby are listed or any automatic quotation system through which the securities may be quoted;
•	directly to one or more purchasers; or
•	through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

We may sell the securities offered by this prospectus at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters may be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and/or Vanessa Allen Sutherland, our Executive Vice President & Chief Legal Officer (or other senior general counsel as may be designated by us). Vanessa Allen Sutherland, in her capacity as Chief Legal Officer of the Company, is a participant in various of our employee benefit and incentive plans, including stock option plans, offered to employees of the Company. If the validity of any securities is also passed upon by counsel for the underwriters of an offering of those securities, that counsel will be named in the prospectus supplement relating to that offering.

EXPERTS

The consolidated financial statements of Norfolk Southern Corporation as of December 31, 2020 and 2019, and for each of the years in the three-year period ended December 31, 2020 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements refers to a change in accounting for leases as of January 1, 2019 due to the adoption of Accounting Standards Update 2016-02, Leases (Topic 842) and the related amendments.

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$

$                   % Senior Notes due 2031
$                   % Senior Notes due 2121

Prospectus Supplement

Joint Book-Running Managers

BofA Securities	Morgan Stanley	Wells Fargo Securities

May      , 2021